SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

AMENDMENT TO
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
[X] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[   ] Definitive Information Statement

MAGIC MEDIA NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
 1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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EXPLANATORY NOTE

This Amendment is being filed to amend the Preliminary Information Statement of Magic Media Networks, Inc., which was filed on December 26, 2006. The changes in the Amendment include (1) the additional corporate action taken by our Board of Directors and the holders of the majority of our voting power to amend our Certificate of Incorporation so as to change our corporate name to Destination Television, Inc., and (2) to clarify that, at present, we have no specific plans for the issuance of any of the shares of common stock that are to be newly authorized.

MAGIC MEDIA NETWORKS, INC.
 530 North Federal Highway
 Fort Lauderdale, FL 33301

January __, 2007

To our Stockholders:

            Enclosed, please find an Information Statement providing information to you regarding the following corporate action taken by our Board of Directors and the holders of the majority of the voting power (the "majority stockholders") of Magic Media Networks, Inc.:

Approving an amendment to our Certificate of Incorporation to (1) change the name of our corporation to Destination Television, Inc., and (2) increase the number of authorized shares of our common stock from 30,000,000 to 200,000,000.

            The majority stockholders and our Board of Directors have also authorized our officers to fix the record date for the changes to our Certificate of Incorporation and to execute documents and take other action as is necessary to effect the authorized action.

            The written consent of the majority stockholders assures that the above action will occur without your vote. Your vote is not required to approve this action, and the enclosed Information Statement is not a request for your vote or a proxy statement. This Information Statement is being provided only to inform you of the action that has been taken.

                                                                                                               Very truly yours,

                                                                                                               Magic Media Networks, Inc.

                                                                                                               /s/ Gordon Scott Venters
                                                                                                               President and Chief Executive Officer

INFORMATION STATEMENT

MAGIC MEDIA NETWORKS, INC.
 530 North Federal Highway
 Fort Lauderdale, FL 33301

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

            This Information Statement is first being furnished on or about January __, 2007 to the holders of record as of the close of business on December 11, 2006 (the "Record Date") of the  common stock of Magic Media Networks, Inc. ("Magic," "we," or "us" or the "Company").  Our Board of Directors has approved, and a total of seven (7) stockholders owning 15,867,551 shares of our common stock outstanding as of December 11, 2006 and one (1) stockholder, owning all of our Series B Preferred Stock, have consented in writing to the actions described below. Such approval and consent constitutes the approval and consent of a majority of the total combined voting power of our outstanding common stock and our Series B Preferred Stock and are sufficient under the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws to approve the action. Accordingly, the actions will not be submitted to the other stockholders of Magic Media Networks, Inc. for a vote. This Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

            The date of the Information Statement is January __, 2007.

GENERAL

            We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

            We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We will promptly deliver a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the document was delivered upon oral or written request to:

            Magic Media Networks, Inc.
            530 North Federal Highway
            Fort Lauderdale, FL 33301
            Telephone No.:  (954) 764-0579

            Security holders may also address future requests for separate delivery of information statements and/or annual reports by contacting us at the address listed above.

INFORMATION ON CONSENTING STOCKHOLDERS

            Pursuant to our Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described herein. Our Certificate of Incorporation does not authorize cumulative voting. As of the Record Date, we had 44,098,427 shares of common stock and 3,750,000 shares of Series B Preferred Stock. The common stock consisted of 30,000,000 shares of authorized common stock and 14,098,427 shares of authorized open stock which were designated as additional shares of common stock. Each share of common stock is entitled to one (1) vote and each share of Series B Preferred Stock is entitled to four (4) votes. Of the total potential 59,098,427 votes, more than 50%, or 29,549,214, is required to pass any stockholder resolution. The consenting majority stockholders of Magic Media Networks, Inc. are the owners of 15,867,551 shares of common stock and 3,750,000 of Series B Preferred Stock representing a total of 52.2% of the total voting power as of the Record Date. Pursuant to Section 228(a) of the Delaware General Corporation Law, the consenting majority stockholders voted in favor of the actions described herein in a written consent dated December 20, 2006. The consenting stockholders' names and shares voted are as follows:

Name of Consenting Stockholder	Shares of Common Stock Voted by Consent	Shares of Series B Preferred Stock Voted by Consent	Total Equivalent Consenting Votes

Gordon Scott Venters (1)	1,402,724	3,750,000 (3)	16,402,724
Todd W. Nugent (2)	83,050		83,050
Harold K. Terry	11,975,473		11,975,473
Michael Burridge	1,047,304		1,047,304
Harry Pack	648,000		648,000
James Chincholl	600,000		600,000
David Kahn	111,000		111,000

Total	15,867,551	3,750,000 (3)	30,867,551

(1)   Gordon Scott Venters is the President and Chief Executive Officer and a member of the Board of Directors of Magic Media Networks, Inc.
(2)   Mr. Nugent is a member of the Board of Directors of Magic Media Networks, Inc.
(3)   Each share of Series B Preferred Stock is entitled to four votes.

PROPOSALS BY SECURITY HOLDERS

            None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             The following table sets forth certain information concerning the ownership of our common stock and Series B Preferred Stock as of December 11, 2006, with respect to: (i) each person known to us to be the beneficial owner of more than five percent of each class of stock; (ii) all of our directors and executive officers; and (iii) all of our directors and executive officers as a group. The notes accompanying the information in the table are necessary for a complete understanding of the information provided below. As of December 11, 2006, there were: 44,098,427 shares of common stock and 3,750,000 shares of Series B Preferred Stock outstanding. Each share of Series B Preferred Stock is convertible into one share of common stock and has the equivalent voting rights of four shares of common stock.

            We believe that all persons named in the table have sole voting and investment power with respect to all shares shown as being owned by them.

            Under securities laws, a person is considered to be the beneficial owner of securities owned by him, his spouse and others to whom the law attributes ownership, as well as securities that can be acquired by him within 60 days from the date of this report, including shares which may be acquired upon the exercise of options, warrants or convertible securities.  We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this report, have been exercised or converted.

Name and Address of Beneficial Owner and Relationship to the Company	Common Stock		Percent

Gordon Scott Venters 530 North Federal Highway Fort Lauderdale, FL 33301 President and Director	5,152,724	(1)	10.8%

Todd W. Nugent 530 North Federal Highway Fort Lauderdale, FL 33301 Director	83,050		0.2%

Harold K. Terry 600 NE 55th Terrace Miami, FL 33137	17,975,473	(2)	35.9%

Directors and Executive Officers as a group (-2-persons)	5,235,774	(1)	10.9%

            (1) Includes 3,750,000 shares issuable upon conversion of our Series B preferred stock.
            (2) Includes 6,000,000 shares which may be issued upon the conversion of $400,000 of 6% convertible promissory notes. The number of shares assumes an average conversion price of $0.075 per share, which represents a minimum conversion price of $0.10 per share for $200,000 of the notes; and a minimum conversion price of $0.05 for the other $200,000 of notes.

            NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDERS

            The following action was taken based upon the unanimous recommendation by our Board of Directors and the written consent of the consenting stockholders. Such consent is attached hereto as Exhibit A.

AMENDMENT TO CERTIFICATE OF INCORPORATION

            The Board of Directors and the consenting majority stockholders unanimously adopted and approved an amendment to our Certificate of Incorporation to: (1) change the name of our corporation to Destination Television, Inc. and (2) increase our authorized shares of common stock from 30,000,000 shares to 200,000,000 shares (the "Amendment").

            The text of the Amendment is attached to this Information Statement as Exhibit B. The Amendment will become effective once it is filed with the Secretary of State of Delaware. Under federal securities laws, we cannot file the Amendment until at least 20 days after mailing this Information Statement to our stockholders.

            Upon filing the Amendment with the Secretary of State of Delaware, our corporate name will be Destination Television. Inc., and our authorized shares of capital stock will increase from 50,000,000 shares to 220,000,000 shares of which 200,000,000 shares shall be common stock and 20,000,000 shares shall be open stock.

(1) Change of Corporate Name

            We believe that the new corporate name Destination Television, Inc. will better reflect the nature and scope of our current business than our present name Magic Media Networks, Inc.  Our operations are now carried out primarily by our wholly owned subsidiary, Destination Television, Inc. (a Florida corporation). In furtherance of our business plan, we recently launched the website www. destinationtelevision.com, and were granted registered trademark number 3179292 for the Destination Television mark. We believe that changing our corporate name will assist us in pursuing our goal of developing a national network and a recognizable national brand.

(2) Increase in Authorized Shares

            We believe that an increase in the number of authorized shares of our common stock is prudent in order to assure that a sufficient number of shares of our common stock is available for issuance in the future if our Board of Directors deems it to be in our and our stockholders' best interests. A total of 170,000,000 additional shares of common stock has been determined by our Board of Directors to be a reasonable estimate of what might be required in this regard for the foreseeable future to accommodate fundraising and other opportunities involving the issuance of our capital stock. Immediately following this increase, the Company will have approximately 155,901,573 shares of common stock authorized but unissued and available for issuance.

            The authorized but unissued shares of our common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financings or acquisition transactions or as compensation for services. At present, we have no specific plans for the issuance of any of the shares of common stock that are to be newly authorized.

            The authorized but unissued shares will also be available to accommodate the potential conversion of 3,750,000 shares of our Series B Preferred Stock into 3,750,000 shares of our common stock; and the potential conversion of $400,000 convertible promissory notes into a maximum of 6,000,000 shares of our common stock.

            Our Board of Directors will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for a regularly scheduled meeting of stockholders in order to increase the authorized capital. If in a particular transaction stockholder approval were required, by law or any stock exchange rules or were otherwise deemed advisable by the Board of Directors, then the matter would be referred to the stockholders for their approval notwithstanding that we may have the requisite number of voting shares to consummate the transaction without such stockholder approval.

            The Amendment is not intended to have any anti-takeover effect. However, our stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of our company or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board of Directors currently has no intention of doing so, shares of common stock could be issued by the Board of Directors to dilute the percentage of Common stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving our company. We have no present intention to use the increased authorized common stock for anti-takeover purposes.

Executive Compensation

            Summary Compensation Table

            The following table provides summary information for the fiscal years 2006, 2005 and 2004 concerning cash and non-cash compensation paid or accrued by us to, or on behalf of, Gordon Scott Venters, our president and chief executive officer. No other officer earned more than $100,000 during the period.

Summary Compensation Table

		Annual Compensation			Awards	Payouts

Name and Principal Position	Year Ending 10/31	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/LTIP SARs Payouts	All Other Compensation

Gordon Scott Venters, President and Chief Executive Officer	2004	$133,000	0	0	1,000,000 shares	0	0
	2005	133,000	0	0	0	0	0
	2006	139,650	0	0	1,300,000 shares	0	0

Employment Agreements

            Gordon Scott Venters is employed as the Company's President and Chief Executive Officer, pursuant to an employment agreement, which began October 1, 1997 and provided for a base salary of $75,000, $100,000 and $133,000 for years one, two and three, respectively and which was renewed to October 31, 2004. On November 15, 2004, effective November 1, 2004, the employment agreement was extended until October 31, 2007, and provides for an annual salary of $133,000, which is the same as in previous years; annual increases of a minimum of 5%; and participation in incentive or bonus plans at the discretion of the Board of Directors. Mr. Venters also received 1,000,000 shares of the Company's common stock, which were restricted as to transferability. The shares were valued at $100,000, ($0.10 per share), which was charged to Deferred Compensation, to be expensed over the 36-month term of the agreement at $2,778 per month. In September 2006, Mr. Venters was issued, as additional compensation, 1,300,000 shares that are restricted as to transferability. The agreement additionally provides for certain confidentiality and non-competition provisions and a minimum payment of 18 months salary in the event of a change of control or termination "without cause," or if the employee terminates for "good reason." As of October 31, 2006, Mr. Venters was owed $36,575 for accrued unpaid salary and $25,000, which he had loaned to the Company in August, 2006.

Stock Options

            There were no stock options granted to executive officers or exercised by executive officers during the fiscal years ended October 31, 2006, 2005 and 2004.

Audit Committee

            We do not have an audit committee. Our entire Board of Directors serves as our audit committee. As we add directors to our board, we plan to consider the formation of an audit committee. We have no other committees of the Board of Directors.

Compensation of Directors

            Members of our board of directors receive, on an annual basis, shares of our common stock, as payment for services. In 2006 and 2005, directors Gordon Scott Venters and Todd Nugent each received 50,000 shares of common stock. Our directors are reimbursed for reasonable out-of-pocket expenses in connection with attendance at board meetings.

Interests of Certain Persons

            No director, executive officer, or any associate thereof, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Amendment to the Certificate of Incorporation referenced herein which is not shared by the majority of the shareholders of the Company.

AVAILABLE INFORMATION

            We are subject to the informational requirements of the Securities Exchange Act and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

SIGNATURE

            Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Gordon Scott Venters
Gordon Scott Venters
President and Chief Executive Officer

 January__, 2007

 Fort Lauderdale, FL 33301

 EXHIBIT A

JOINT WRITTEN CONSENT
 of the
 BOARD OF DIRECTORS AND MAJORITY STOCKHOLDERS
 of
 MAGIC MEDIA NETWORKS, INC.,
 a Delaware corporation

            The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the issued and outstanding shares of capital stock of Magic Media Networks, Inc., a Delaware corporation (the "Corporation"), acting pursuant to the authority granted by Sections 141(f) and 228(a) of the Delaware General Corporation Law, and the By-Laws of the Corporation, do hereby adopt the following resolution by written consent as of January 5, 2007:

            AMENDMENT TO CERTIFICATE OF INCORPORATION

            WHEREAS, it is proposed that the Corporation amend its Certificate of Incorporation, substantially in the form of Exhibit B attached hereto (the "Amendment"), in order to: (1) change the name of the Corporation to Destination Television, Inc. and (2) to increase the Corporation's number of authorized shares of common stock from thirty million (30,000,000) shares to two hundred million (200,000,000) shares;

            WHEREAS, it is deemed to be in the best interests of the Corporation and its stockholders to approve the Amendment;

            NOW, THEREFORE, BE IT RESOLVED, that the Amendment be, and hereby is, approved in all material respects;

            RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to prepare and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the "Schedule 14C") informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

            RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Delaware the Amendment, in accordance with applicable law;

            RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions; and

            RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

            This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

            [SIGNATURES FOLLOW]

            This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

Dated January 5, 2007

                                    DIRECTORS:

                                     /s/ Gordon Scott Venters
                                     __________________________
                                     Gordon Scott Venters

                                     /s/ Todd W. Nugent
                                     __________________________
                                     Todd W. Nugent

                                     CONSENTING MAJORITY STOCKHOLDERS:

                                     /s/ Gordon Scott Venters
                                     __________________________
                                     Gordon Scott Venters

                                     /s/ Todd W. Nugent
                                     __________________________
                                     Todd W. Nugent

                                     /s/ Harold K. Terry
                                     __________________________
                                     Harold K. Terry

                                     /s/ Michael Burridge
                                     ___________________
                                     Michael Burridge

                                     /s/ Harry Pack
                                     ___________________
                                     Harry Pack

                                     /s/ James Chincholl
                                     _________________
                                     James Chincholl

                                     /s/ David Kahn
                                     __________________________
                                     David Kahn

EXHIBIT B

STATE of DELAWARE
 AMENDMENT
 to
 CERTIFICATE of INCORPORATION
 of
 MAGIC MEDIA NETWORKS, INC.

          First: The Board of Directors of Magic Media Networks, Inc., a Delaware corporation, acting by written consent in accordance with Section 141(f) of the Delaware General Corporation Law, duly adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation (the "Certificate") of said Corporation, declaring said amendment to be in the best interests of the Corporation and its stockholders. The resolutions setting forth the proposed amendment are substantially as follows:

                                                                        NOW, THEREFORE, BE IT RESOLVED,

            Second: That Article First of the Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

"The name of the Corporation is Destination Television, Inc."

            Third: That Article Fourth of the Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

"The aggregate number of shares of all classes of the capital stock which the corporation shall have authority to issue is two hundred twenty million  (220,000,000),  of which two hundred million (200,000,000)  shares shall be  common  stock,  of the par value of  $.0001 each and  twenty million  (20,000,000) shares shall be Open Stock of the par value of $.0001 each. Shares of Open Stock may be issued from time to time in one or more classes or one or more series within any class thereof, in any manner permitted by law, as determined  from time to time by the board of  directors,  and  stated  in the  resolution  or  resolutions providing  for the  issuance  of such  shares  adopted by the board of directors pursuant to the authority hereby vested in it, each class or series to be  appropriately  designated,  prior to the issuance of any shares thereof, by some distinguishing letter, number,  designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such  designations, preferences and relative, participating, optional, or other special  rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and  expressed  in the  resolution or  resolutions providing  for the  issuance  of such shares adopted by the board of directors  pursuant to  authority  hereby  vested in it. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors pursuant to authority hereby vested in it. The board of directors of the Corporation may determine the times when, the terms under which the consideration for which the Corporation shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. Each share of common stock shall entitle the holder thereof to one vote at every annual or special meeting of the stockholders of this Corporation.  There shall be no cumulative voting of stock in the election of directors."

            Fourth: That concurrently therewith, acting by written consent, the holders of at least a majority of the voting power of the issued and outstanding shares of the Corporation's capital stock consented to the foregoing amendment in accordance with Section 228(a) of the Delaware General Corporation Law.

            Fifth: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

            Sixth: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

            IN WITNESS WHEREOF, the undersigned Corporation has caused this Amendment to Certificate of Incorporation to be signed by a duly authorized officer as of. January  _, 2007.

                            By:      /s/ Gordon Scott Venters
                                       ________________________________
                                       Gordon Scott Venters
                                       President and Chief Executive Officer